As filed with the Securities and Exchange Commission on March 12, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WAGEWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8742	94-3351864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Park Place, 4th Floor

San Mateo, California 94403

(650) 577-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph L. Jackson

Chief Executive Officer

1100 Park Place, 4th Floor

San Mateo, California 94403

(650) 577-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq. Mark B. Baudler, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Kimberly L. Jackson, Esq. Senior Vice President, General Counsel and Secretary 1100 Park Place, 4th Floor San Mateo, California 94403 (650) 577-5200	Christopher L. Kaufman, Esq. Tad J. Freese, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-186980

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock $0.001 par value	900,000	$24.22	$21,798,000	$2,974

(1)	Includes shares that the underwriters have the option to purchase to cover over-allotments, if any. Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-186980).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on March 11, 2013. The Registrant previously registered 5,575,782 shares of its Common Stock at a proposed maximum aggregate offering price of $129,525,416 on a Registration Statement on Form S-1 (File No. 333-186980), which was declared effective by the Securities and Exchange Commission on March 12, 2013. In accordance with Rule 462(b) under the Securities Act, an additional 900,000 shares having a proposed maximum aggregate offering price of $21,798,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-186980), originally filed by the Registrant on March 1, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California, on the 12th day of March, 2013.

WAGEWORKS, INC.

By	/s/ Joseph L. Jackson
Joseph L. Jackson
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph L. Jackson Joseph L. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2013

/s/ Richard T. Green Richard T. Green	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2013

* Richard M. Berkeley	Director	March 12, 2013

* Thomas A. Bevilacqua	Director	March 12, 2013

* Bruce G. Bodaken	Director	March 12, 2013

* Mariann Byerwalter	Director	March 12, 2013

* Jerome D. Gramaglia	Director	March 12, 2013

* John W. Larson	Director	March 12, 2013

* Edward C. Nafus	Director	March 12, 2013

*By	/s/ Joseph L. Jackson
Joseph L. Jackson
Attorney in Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

II-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.

II-3